Exhibit 99

Velocity Financial, Inc. Reports First Quarter 2021 Results

First Quarter Highlights:

  Net income of $3.40 million and core income(1) of $6.72 million; diluted EPS of $0.10 and Core diluted EPS of $0.20
  1Q21 loan production volume up 30% Q/Q, totaled $233.04 million in unpaid principal balance (UPB), driven by strong demand for investor loans
  1Q21 portfolio net interest margin of 4.10%
  Book value per common share of $11.12 as of March 31, 2021
  Loans held for investment (HFI) UPB of $1.99 billion as of March 31, 2021
  Nonaccrual loans as a percentage of HFI loans was 16.8% as of March 31, 2021
  1Q21 nonperforming loan (NPL) resolutions totaled $49 million in UPB, realizing 102.7% of UPB resolved
  ‒ Continued Velocity’s track record of realizing net gains over and above contractual principal and interest on NPLs

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 6, 2021--Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”) reported net income of $3.40 million and core income of $6.72 million for 1Q21, compared to $2.58 million and $5.80 million, respectively, in 1Q20. Earnings and core earnings per diluted share were $0.10 and $0.20, respectively, in 1Q21, compared to $0.13 and $0.29, respectively, in 1Q20. Book value per common share was $11.12 as of March 31, 2021, compared to $12.47 as of March 31, 2020.

“As we mark the one-year anniversary of the COVID-19 pandemic, I am increasingly optimistic about the durability of the emerging economic recovery we are seeing as businesses reopen and growth opportunities for Velocity increase,” said Chris Farrar, President and CEO. “First quarter production volumes grew 30 percent quarter-over-quarter, and we continue to build momentum with the introduction of new products and re-launching existing products suspended during the pandemic. These initiatives provide our broker network with an expanded menu of options to satisfy their client’s financing needs, which drives higher production volume and accelerated growth of our loan portfolio. Velocity’s business model and integrated operational platform have shown continued resiliency and the ability to emerge from market dislocations stronger and more profitable than before. I am confident that this will be the case for Velocity going forward.”

First Quarter Operating Results
KEY PERFORMANCE INDICATORS
($ in thousands)	1Q 2021	1Q 2020	$ Variance	% Variance
Pretax income	$4,604	$3,727	$877	24%
Net income	$3,396	$2,579	$817	32%
Diluted earnings per share	$0.10	$0.13	$(0.03)	(22)%
Core income(1)	$6,722	$5,804	$918	16%
Core diluted earnings per share(1)	$0.20	$0.29	n.a.	(30)%
Pretax return on equity	8.27%	6.62%	n.a.	25%
Net interest margin - portfolio	4.10%	4.18%	n.a.	(2)%
Net interest margin -total company	2.59%	2.97%	n.a.	(13)%
Average common equity	$222,810	$225,125	$(2,315)	(1)%

(1) Core income is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income for 1Q21 totaled $3.40 million, an increase from $2.58 million in 1Q20, driven by improved portfolio performance and significantly lower loan loss provisioning in the current quarter
  ‒ Pretax gain on loan sales in 1Q21 totaled $2.8 million (105% of UPB sold)
  Core income for 1Q21 totaled $6.72 million, which reflects the exclusion of $3.33 million as a result of refinancing the Company’s corporate debt during the quarter
  The pretax return on equity was 8.27% in 1Q21, an increase from 6.62% for 1Q20, driven by lower provisioning charges and operating expenses
  Net interest margin - portfolio decreased 8 bps from 4.18% in 1Q20, to 4.10% in 1Q21, driven by growth in nonperforming loans and higher portfolio-related debt costs

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	1Q 2021	1Q 2020	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$985	$872	$113	13%
Mixed Use	275	265	10	4%
Multi-Family	183	201	(18)	(9)%
Retail	178	181	(4)	(2)%
All Other	370	384	(14)	(4)%
Total	$1,991	$1,903	$88	5%
Held for Sale
Investor 1-4 Rental	$-	$224	$(224)	(100)%
Total Managed Loan Portfolio UPB	$1,991	$2,127	$(136)	(6)%
Key loan portfolio metrics:
Total loan count	5,935	6,504
Weighted average loan to value	66.28%	66.00%
Weighted average total portfolio yield	8.41%	8.57%
Weighted average portfolio debt cost	5.01%	4.84%

Discussion of results:

  Velocity’s total loan portfolio totaled $1.99 billion as of March 31, 2021, a 6% decrease from $2.13 billion as of March 31, 2020
  ‒ The Company’s suspended new loan production activities from mid-March to September 2020 because of pandemic-related market disruption
  The weighted average total portfolio yield was 8.41% in 1Q21, a decrease of 16 bps from 1Q20, primarily driven by payoffs of higher-yielding short-term loans and impact of non-accrual loans
  Portfolio related debt cost in 1Q21 increased 17 bps from, driven by higher-cost securitizations issued during the pandemic
LOAN PRODUCTION VOLUMES
($ in millions)	1Q 2021	1Q 2020	$ Variance	% Variance
Total loan production	$233	$248	$(15)	(6)%

Discussion of results:

  Loan production totaled $233.0 million in UPB in 1Q21, a 6% decrease from $248 million in UPB from 1Q20
  In April 2021, the Company launched a new Flex I/O short-term loan product and also resumed production of the ARV Pro short-term product, which had been suspended since March 2020

CREDIT PERFORMANCE INDICATORS
($ in thousands)	1Q 2021	1Q 2020	$ Variance	% Variance
Nonperforming loans(1)	$335,048	$151,136	$183,912	122%
Nonperforming loans % total HFI Loans	16.83%	7.94%	n.a.	112%
Total Charge Offs	$68.8	$170.8	$(102)	(60)%
Charge-offs as a % of Nonperforming loans(2)	0.082%	0.452%	n.a.	(82)%
Loan Loss Reserve	$5,881	$3,496	$2,385	68%
(1) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(2) Annualized

Discussion of results:

  Nonperforming loans as a percentage of the total HFI portfolio were 16.83% compared to 7.94% as of March 31, 2020, primarily driven by pandemic-related economic impacts
  Charge-offs in 1Q21 totaled $68.8 thousand compared to $170.8 thousand in the 1Q20
  ‒ The current quarter’s charge-offs are well below the trailing eight quarter average of $276.0 thousand
  The reserve for loan losses was $5.9 million as of March 31, 2021, compared to $3.5 million as of March 31, 2020
  ‒ Management continues to monitor the impacts of the pandemic on our portfolio and the economic outlook/forecasts
  Capitalized interest on COVID forbearance loans recovered through the end of 1Q21 totaled $0.82 million, with a remaining balance of $7.82 million as of March 31, 2021

NET REVENUES
($ in thousands)	1Q 2021	1Q 2020	$ Variance	% Variance
Interest income	$40,707	$44,637	$(3,930)	(9)%
Interest expense - portfolio related	(20,832)	(22,848)	2,016	(9)%
Interest expense - corporate debt	(7,350)	(6,342)	(1,008)	16%
Net Interest Income	$12,525	$15,447	$(2,922)	(19)%
Loan loss provision	(105)	(1,290)	1,185	(92)%
Gain on loan sales	2,839	2,618	221	8%
Other Operating (loss) income	(38)	(998)	960	(96)%
Total Net Revenues	$15,221	$15,777	$(556)	(4)%

Discussion of results:

  Net Revenue decreased 4% year-over-year, driven by growth in nonperforming loans, in addition to costs related to expanding warehouse line capacity and the Company’s corporate debt refinancing
  ‒ Partially offset by a reduction in loan loss provisioning in the current quarter compared to 1Q20
  A decrease in the loan loss provision in 1Q21 reflects the continuation of Velocity’s track record of low charge-offs, as well as improved macroeconomic conditions
OPERATING EXPENSES
($ in thousands)	1Q 2021	1Q 2020	$ Variance	% Variance
Compensation and employee benefits	$5,186	$5,041	$145	3%
Rent and occupancy	463	455	8	2%
Loan servicing	1,867	2,239	(372)	(17)%
Professional fees	533	1,184	(651)	(55)%
Real estate owned, net	509	1,134	(625)	(55)%
Other expenses	2,059	1,998	61	3%
Total expenses	$10,617	$12,050	$(1,433)	(12)%

Discussion of results:

  Operating expenses decreased 12% year-over-year driven by reductions in professional fees and real estate owned (REO) expenses
  ‒ 1Q20 professional fees were elevated due to new public company costs
  ‒ REO expenses decreased year-over-year as a result of lower valuation-related expenses and a strengthening real estate market

SECURITIZATIONS
	Securities	Balance at		Balance at
Trusts	Issued	3/31/2021	W.A. Rate	3/31/2020	W.A. Rate
2011-1 Trust	$61,042	$-	-	$-	-
2014-1 Trust	161,076	21,690	7.92%	28,116	8.04%
2015-1 Trust	285,457	26,762	6.88%	47,042	7.85%
2016-1 Trust	319,809	50,940	8.06%	73,887	7.20%
2016-2 Trust	166,853	38,953	7.07%	55,119	6.09%
2017-1 Trust	211,910	65,728	5.69%	97,576	4.77%
2017-2 Trust	245,601	114,517	3.40%	152,941	3.51%
2018-1 Trust	176,816	88,754	4.12%	125,421	3.96%
2018-2 Trust	307,988	192,240	4.53%	227,752	4.42%
2019-1 Trust	235,580	173,216	4.11%	207,144	4.03%
2019-2 Trust	207,020	148,834	3.50%	191,343	3.41%
	154,419	122,072	3.29%	143,048	3.24%
2020-1 Trust	248,700	208,269	2.84%	247,293	2.94%
2020-2 Trust	96,352	106,343	4.54%
2020-MC1 Trust	179,371	116,241	4.50%
	$3,057,994	$1,474,560		$1,596,682

Discussion of results:

  Securitization balances as of March 31, 2021, totaled 1.47 billion, down from
  $1.60 billion as of March 31, 2020, driven by normal paydown activity, partially offset by the issuance of the 2020-2 and 2020-MC1 securitizations in June and July 2020, respectively.
  No new securitizations were issued during 1Q21. The Company’s next securitization is on track for issuance in 2Q21

RESOLUTION ACTIVITY

LONG-TERM LOANS

RESOLUTION ACTIVITY	FIRST QUARTER 2021		FIRST QUARTER 2020
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$15,961	$795	$12,928	$850
Paid current	10,774	62	3,504	101
REO sold	2,754	76	1,091	(293)
Total resolutions	$29,489	$932	$17,523	$658

Resolutions as a % of nonperforming UPB		103.2%		103.8%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	FIRST QUARTER 2021		FIRST QUARTER 2020
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$8,569	$343	$-	$-
Paid current	11,170	40	-	-
REO sold	-	-	-	-
Total resolutions	$19,739	$384	$-	$-

Resolutions as a % of nonperforming UPB		101.9%		-

Grand total resolutions	$49,228	$1,316	$17,523	$658

Grand total resolutions as a % of nonperforming UPB		102.7%		103.8%

Discussion of results:

  Strong asset resolution trends continued in 1Q21, with $1.3 million of gains realized on $49.2 million of UPB, compared to $0.66 million and $17.5 million, respectively, in 1Q20.
  ‒ Total resolution gains as a % of UPB resolved were 102.7% in 1Q21, compared to 103.8% in 1Q20
  Resolution activity in 1Q21 has been split between long-term loans and short-term/forbearance loans
  ‒ Short-term loans do not require prepayment fees and result in a lower gain when paid in full, as compared to long-term loans
  ‒ Forbearance loans are loans granted a COVID-19 forbearance that subsequently became nonperforming
  Transaction volumes reflect solid operational execution by Velocity’s in-house Special Servicing team

Webcast Information

Velocity’s executive management team will host a conference call and webcast to review its financial results on Thursday, May 6, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financial’s Investor Relations website at https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register and to download and install any needed software.

Management’s slide presentation will be available through the Events and Presentations section of the Company’s Investor Relations website after the market close on Thursday, May 6, 2021.

Conference Call Information

To participate by phone, please dial in 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-866-807-9684 in the U.S. and Canada and 1-412-317-5415 for international callers. Callers should ask to be joined into the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on May 27, 2021, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #10154203. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 16 years.

(1) Core Income and Core EPS are non-GAAP financial measures the Company presents to help investors better understand unique items that impact earnings. For a reconciliation of GAAP Net Income to Core Income, please refer to the sections of this press release titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP Net Income.”

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Core Income, which is a non-GAAP financial measure. For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.
Consolidated Statements of Financial Condition

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
	Unaudited	Audited	Unaudited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$20,434	$13,273	$19,210	$9,803	$7,649
Restricted cash	6,808	7,020	7,821	6,735	4,483
Loans held for sale, net	0	13,106	0	212,344	223,123
Loans held for investment, at fair value	1,364	1,539	3,327	2,956	2,987
Loans held for investment	1,983,435	1,924,489	1,977,236	1,836,065	1,895,684
Net deferred loan costs	25,070	23,600	23,850	25,754	26,801
Total loans, net	2,009,869	1,962,734	2,004,413	2,077,119	2,148,595
Accrued interest receivables	11,169	11,373	13,134	17,793	14,470
Receivables due from servicers	77,731	71,044	44,466	36,028	37,884
Other receivables	3,879	4,085	402	4,609	2,516
Real estate owned, net	14,487	15,767	14,653	15,648	16,164
Property and equipment, net	3,891	4,145	4,446	4,718	4,964
Deferred tax asset	9,246	6,654	1,832	5,556	10,111
Other assets	7,325	6,779	16,489	9,042	10,518
Total Assets	$2,164,839	$2,102,874	$2,126,866	$2,187,051	$2,257,354

Liabilities and members' equity
Accounts payable and accrued expenses	$65,003	$63,361	$61,859	$55,938	$58,591
Secured financing, net	129,666	74,982	74,776	74,571	74,364
Securitizations, net	1,453,386	1,579,019	1,670,930	1,599,719	1,576,432
Warehouse & repurchase facilities	203,314	75,923	19,541	160,796	297,537
Total Liabilities	1,851,369	1,793,285	1,827,106	1,891,024	2,006,924

Mezzanine Equity
Series A Convertible preferred stock	90,000	90,000	90,000	90,000	-
Stockholders' Equity
Stockholders' equity	223,470	219,589	209,760	206,027	250,430
Total Liabilities and members' equity	$2,164,839	$2,102,874	$2,126,866	$2,187,051	$2,257,354

Book value per share	$11.12	$10.93	$10.44	$10.26	$12.47

Shares outstanding	20,087	20,087	20,087	20,087	20,087

Velocity Financial, Inc. Consolidated Statements of Income (Quarterly)

	Quarter Ended
($ in thousands)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
	Unaudited	Audited	Unaudited	Unaudited	Unaudited
Revenues
Interest income	$40,707	$41,556	$41,374	$39,755	$44,637
Interest expense - portfolio related	20,832	21,442	22,347	21,189	22,848
Net interest income - portfolio related	19,875	20,114	19,027	18,566	21,789
Interest expense - corporate debt	7,350	1,900	1,913	1,894	6,342
Net interest income	12,525	18,214	17,114	16,672	15,447
Provision for loan losses	105	406	1,573	1,800	1,290
Net interest income after provision for loan losses	12,420	17,808	15,541	14,872	14,157
Other operating income (expense)	2,801	4,691	1,349	(1,339)	1,620
Total net revenues	15,221	22,499	16,890	13,533	15,777

Operating expenses
Compensation and employee benefits	5,186	4,135	5,692	5,863	5,041
Rent and occupancy	463	424	415	448	456
Loan servicing	1,867	1,977	2,168	1,754	2,238
Professional fees	533	1,415	1,051	588	1,184
Real estate owned, net	509	217	898	408	1,134
Other operating expenses	2,059	2,578	1,641	1,847	1,997
Total operating expenses	10,617	10,746	11,865	10,908	12,050
Income before income taxes	4,604	11,753	5,025	2,625	3,727
Income tax expense	1,208	2,177	1,544	484	1,148
Net income	$3,396	$9,576	$3,481	$2,141	$2,579
Less Deemed dividends on preferred stock	-	-	-	$48,955	n.a.
Less; Earnings allocated to participating securities	$1,281	n.a.	n.a.	-	n.a.
Net income (loss) allocated to common shareholders	$2,115	$9,576	$3,481	$(46,814)	$2,579

Basic earnings (loss) per share	$0.11	$0.48	$0.17	$(2.33)	$0.13

Diluted earnings (loss) per common share	$0.10	$0.29	$0.11	$(2.33)	$0.13

Basic weighted average common shares outstanding	20,087	20,087	20,087	20,087	20,087

Diluted weighted average common shares outstanding	33,407	32,793	32,435	20,087	20,087

Velocity Financial, Inc.
Net Interest Margin ‒ Portfolio Related and Total Company
(Unaudited)

	Quarter Ended March 31, 2021				Quarter Ended December 31, 2020			Quarter Ended March 31, 2020
		Interest	Average			Interest	Average		Interest	Average
	Average	Income /	Yield /		Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)		Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$8,904				$20,719			$202,474
Loans held for investment	1,927,760				1,958,436			1,881,308
Total loans	$1,936,664	$40,707	8.41%	(4)	$1,979,155	$41,557	8.40%	$2,083,783	$44,637	8.57%

Debt:
Warehouse and repurchase facilities	$113,528	1,705	6.01%		$60,065	717	4.78%	347,350	4,301	4.95%
Securitizations	1,548,642	19,127	4.94%		1,666,180	20,726	4.98%	1,542,318	18,547	4.81%
Total debt - portfolio related	1,662,170	20,832	5.01%		1,726,245	21,443	4.98%	1,889,668	22,848	4.84%
Corporate debt	108,365	7,350	27.13%	(5)	78,000	1,900	9.74%	94,468	6,342	26.85%	(6)
Total debt	$1,770,535	$28,182	6.37%		$1,804,245	$23,343	5.18%	1,984,136	29,190	5.88%

Net interest spread - portfolio related (2)			3.39%				3.43%			3.73%
Net interest margin - portfolio related			4.10%				4.07%			4.18%

Net interest spread - total company (3)			2.04%	(5)			3.22%			2.68%	(6)
Net interest margin - total company			2.59%	(5)			3.68%			2.97%	(6)

(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.
(4)	The debt issuance cost amortization was higher for the three months ended March 31, 2021, as a result of a lower average outstanding borrowing balance from a new financing facility.
(5)

Excluding the one-time debt issuance cost write-off of $2.9 million and prepayment penalties of $1.6 million associated with the $78.0 million payoff of our corporate debt in February 2021, the corporate debt average rate would have been 10.49%; net interest spread — total company would have been 3.06%; and net interest margin — total company would have been 3.52% for the three months ended March 31, 2021.

(6)

Excluding the one-time debt issuance costs write-off of $3.5 million and prepayment penalties of $0.3 million associated with the $75.0 million paydown of our corporate debt in January 2020, the corporate debt average rate would have been 10.88%; net interest spread — total company would have been 3.44%; and net interest margin — total company would have been 3.69% for the three months ended March 31, 2020.

Velocity Financial, Inc.
Adjusted Financial Metric Reconciliation to GAAP Net Income
(Unaudited)`

Core Income
	Quarter Ended
($ in thousands)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Net Income	$3,396	$9,576	$3,481	$2,141	$2,579
Nonrecurring debt amortization	3,326	-	-	-	2,610
COVID-19 Impact	-	-	-	1,267	615
Workforce reduction costs	-	-	432	-	-
Core Income	$6,722	$9,576	$3,913	$3,408	$5,804

Core diluted earnings per share	$0.20	$0.29	$0.12	$0.17	$0.29

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708